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                                                                    EXHIBIT 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated February 3, 2000 (except for Note S, as to which the date is May 25, 2000) relating to the consolidated financial statements of BellSouth Corporation, which appears in such Registration Statement.



     We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 28, 2000 (except for Note S, as to which the date is May 25, 2000) relating to the combined financial statements of the Latin America group of BellSouth Corporation, which appears in such Registration Statement.



     We also consent to the references to us under the headings "Experts," "Selected Historical Combined Financial and Operating Data of the Latin America Group" and "Selected Historical and Pro Forma Consolidated Financial Data of BellSouth Corporation" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP


                                          June 8, 2000